SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2009

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)
346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)
Registrant’s telephone number, including area code (606) 432-1414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2009, Community Trust Bancorp, Inc. entered into a revolving credit promissory note with Fifth Third Bank for a line of credit in the amount of $12 million at a floating interest rate of 2.25% in excess of the one-month LIBOR Rate.  An unused commitment fee of 0.15% has been established.  Currently, all $12 million remain available for general corporate purposes.  The agreement, which is effective October 29, 2009, replaces the agreement dated July 29, 2008, and will mature on October 28, 2010.  The agreement provides that in the event that the non-performing assets of Community Trust Bank equal or exceed 3% of its total assets and any amount is outstanding under the agreement, Community Trust Bancorp, Inc. must pledge all of the outstanding stock of Community Trust Bank to Fifth Third Bank.  The agreement also includes customary representations, warranties and covenants.

The preceding discussion is qualified by reference to the agreement, which is filed as an exhibit to the Current Report on Form 8-K and is incorporated herein.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The discussion above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 27, 2009, Paul E. Patton submitted his resignation from the Company’s Board of Directors.  Director Patton resigned to attend to personal matters and to avoid a conflict of interest arising from his guarantee of a loan made by Community Trust Bank, Inc. to a company experiencing financial difficulties, resulting in a problem loan.  Director Patton did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

10.1  Fifth Third Bank Third Amended and Restated Revolving Credit Promissory Note, dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: October 29, 2009	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Third Bank Third Amended and Restated Revolving Credit Promissory Note, dated October 29, 2009